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                                                                   Exhibit 21.1


                           SUBSIDIARIES OF THE REGISTRANT

             Subsidiaries of                                      Date of
          Medplus Corporation         State of Incorporation   Incorporation
          -------------------         ----------------------   -------------
          Patient Plus Occupational
          Health Centers, Inc.               Delaware            May, 1996

          Lincoln Professional
          Services Corporation                Texas              Sept., 1991